Exhibit 10.1 to Form 8-K

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment No. 1 to Agreement and Plan of Merger and Reorganization (this “Agreement”), is made as of March 8, 2022 by and among NEW CENTURY RESOURCES CORPORATION, a Nevada corporation (the “NCR”), Emissions Zero Module, Inc, a Wyoming corporation (“EZM”). NCR and EZM are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, the Parties have previously executed Agreement and Plan of Merger and Reorganization dated as of November 19, 2021 (Original Agreement”);

WHEREAS, the Parties have been diligently progressing towards completing the necessary documentation and conditions to close the Merger (as defined in the Original Agreement);

WHEREAS, a condition to Closing (as defined in the Original Agreement) is that NCR shall have obtained approval of the Merger from the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Parties have determined to extend the time period to obtain FINRA approval and consummate the Merger.

NOW THEREFORE, in consideration of the covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the Parties agree as follows.

1.All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Original Agreement.

2.The Parties mutually agree that they have substantially completed the covenants and conditions to Closing set forth in Section 1.3 and Article IV of the Original Agreement (including filing of the Certificate of Merger with the State of Nevada and the State of Wyoming and the Name Change and approvals of their respective shareholders and Board of Directors) other than the following conditions which shall occur prior to, at Closing or subsequent to Closing:

a)obtaining approval of FINRA;

b) completion of the Super 8-K as set forth in Section 4.4 of the Original Agreement;

c)NCR shall deliver to EZM the various certificates, instruments and documents to be delivered by NCR pursuant to this Agreement.

d) the officers and directors of each of NCR and EZM have not changed and will not change until Closing;

e) EZM shall not deliver the sum of $105,000 to each Robert J. Nielson and George Christodoulou until one business day after the Closing Date; and.

f)the EZM Shares have not been converted into shares of Common Stock of the Surviving Company and NCR has not issued an aggregate of 110,695,500 shares of NCR Common Stock representing 89.91% of all NCR Common Stock outstanding to the shareholders of EZM.

3.The Parties hereby re-confirm to each other that they shall use their reasonable commercial efforts to provide information and documentation to FINRA on a timely basis to obtain approval from FINRA for the Merger.

4.Section 1.1 of the Original Agreement is hereby modified to remove the last sentence and insert the following sentence:

For the avoidance of doubt, the Parties acknowledge that a condition precedent to the enforcement of this Agreement is that the Financial Industry Regulatory Authority (“FINRA”) approve the Merger and if FINRA approval is not obtained before Friday, May 6, 2022 this Agreement shall be null and void, and the Parties shall be released from liability hereunder.

5.Section 1.2 of the Original Agreement is hereby amended and restated to read as follows:

1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before Friday, May 6, 2022, and shall take place remotely, via electronic exchange of documents, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable and in any event not later than Friday, May 13, 2022 (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close. For the avoidance of doubt, the Closing shall not occur until such time as NCR has obtained Financial Industry Regulatory Authority (“FINRA”) approval of the Name Change and Merger and the Parties have complied with the requirements of Article V hereof. If FINRA approval has not been obtained by Friday, May 6, 2022, this Agreement shall be null and void.

6.Section 6.1 (b) and Section 6.1 (c) and Section 6.1 € of the Original Agreement are hereby amended and restated to read as follows:

(b) (b) by EZM or NCR if the Closing Date shall not have occurred by May 6, 2022;

(c)by EZM if (i) any Law shall be in effect which has the effect of making the Merger illegal or otherwise prohibits or prevents the consummation of the Merger (ii) if the consummation of the Merger would violate any final and non-appealable order; or (iii) if NCR has not obtained FINRA approval of the Merger on or before May 6, 2022; or

(e)NCR has failed to obtain FINRA approval of the Merger or Name Change by May 6, 2022.

7.NCR shall file on a timely basis a Form 8-k with the SEC reporting the execution of this Agreement.

8.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Nevada.

10.All other terms and conditions of the Original Agreement shall remain in full force and effect.

11.Each of the Parties has been duly authorized by its respective Board of Directors to execute this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be executed as of the 8th day of March, 2022.

COLAMBDA TECHNOLOGIES, INC.
(formerly NEW CENTURY RESOURCES CORPORATION)

By:
Name: George Christodoulo
Title: President

EMISSIONS ZERO MODULE, INC.

By:
Name: David Riggs
Title: President